Exhibit 10.11

COMPENSATION AGREEMENT

This COMPENSATION AGREEMENT (the “Compensation Agreement”) is entered into as of December 3, 2010, by and between Precision Optics, Inc., a Massachusetts corporation (the “Company”) and Richard E. Forkey, an individual residing in Massachusetts (“Employee”).

WHEREAS, the Company owes Employee $474,646, representing all deferred salary due to Employee as of the date of this Compensation Agreement (the “Deferred Salary”);

WHEREAS, the Company and Employee have agreed to pay Deferred Salary due to Employee via the issuance of common stock of the Company; and

WHEREAS, all references to shares of the Company’s common stock give effect to a 1 for 25 reverse stock split, effective December 11, 2008 (the “Reverse Split”).

NOW THEREFORE, in consideration of the premises and the undertakings set forth herein, and intending to be fully bound hereby, the parties agree:

1.                                       Employee will forgive the Deferred Salary owed to him by the Company, and in return, Company will issue Employee 172,599 shares of common stock of the Company (the “Shares”).

2.                                       The Shares will be issued as registered common stock within 5 business days following the filling of a Registration Statement on Form S-8 with the Securities and Exchange Commission, however if the Form S-8 is not filed within six months of this agreement, the Shares will be issued as restricted common stock.

3.                                       The shares shall vest as follows: one eighth (1/8th) of the Shares shall vest on January 1, 2012, and one eighth (1/8th) each quarter thereafter on the first day of each quarter, commencing on April 1, 2012, until the Shares are fully vested.

4.                                       This Compensation Agreement sets forth the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreement verbal or written.

5.                                       This Compensation Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without regard to conflicts of laws principles that would result in the application of the substantive law of another jurisdiction. This Compensation Agreement may not be amended or modified except by an instrument in writing signed by each party.

The parties agree this compensation agreement may be delivered and/or returned by telephone facsimile in one or more counterpart copies, and the parties may rely upon the signatures hereto whether in original or facsimile copy.

Dated: December 3, 2010

AGREED AND ACCEPTED

By:  Employee

/s/Richard E. Forkey
Name: Richard E. Forkey

By:  Precision Optics, Inc. and duly authorized to sign:

By:	/s/Don Major
Name: Don Major
Title: Director